Exhibit 10.15

SECURITIES PLEDGE AND SECURITY AGREEMENT

This Securities Pledge and Security Agreement (the “Agreement”) is made and entered into this      day of December, 2005, by and between DENNIS L. RYLL (the Pledgor”) and MISSOURI STATE BANK AND TRUST COMPANY (the “Secured Party”).

WHEREAS, ACCENTIA BIOPHARMACEUTICALS, INC., a Florida corporation, is indebted to Secured Party for borrowed money evidenced by its promissory note dated as of even date herewith in the amount of Three Million Dollars ($3,000,000) (the “Note”) issued pursuant to a Revolving Credit Agreement (the “Loan Agreement”) also dated as of even date herewith; and

WHEREAS, the Note is guaranteed by, among others, Pledgor, pursuant to that certain Continuing Contract of Guaranty, dated December 30, 2005 (the “Guaranty”); and

WHEREAS, Pledgor is the owner of certain securities more particularly described on Schedule 1 hereto which are held by H&R Block Financial Advisors (“H&R Block”) and which Pledgor has agreed to pledge to Lender to secure the obligations of Pledgor under the Guaranty; and

WHEREAS, capitalized terms used herein which are defined in the Loan Agreement shall have the same meanings when used herein.

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged the parties hereto hereby agree as follows:

1. GRANT OF SECURITY INTEREST. For valuable consideration, the receipt of which is hereby acknowledged, Pledgor hereby assigns, transfers and pledges to Secured Party all right, title and interest of Pledgor in and to, and hereby gives and grants to Secured Party a security interest in and to that certain Margin - Account Pledge and Collateral Assignment Account No. 56674876 (the “Account”) which has been established pursuant to that certain Margin - Account Pledge and Collateral Assignment dated as of December     , 2005 (the “Control Agreement”), a copy of which is attached hereto as Exhibit A and by this reference incorporated herein, which Account initially consists of those assets more particularly described on Schedule 1 hereto, together with proceeds thereof, all substitutions therefor, all accruals and accessions thereto and all monies, dividends, rights payments, shares and property received with respect thereto, or to which Pledgor may be entitled as a result of Pledgor’s ownership thereof, including, but not limited to, those by way of corporate reorganization, liquidation, split or change in capital structure, all of which will be promptly delivered to the holder hereof duly endorsed, if endorsement is required, and in proper form for transfer (all of the foregoing being hereinafter referred to as the “Collateral”). Notwithstanding the foregoing to the contrary, Secured Party hereby acknowledges that Pledgor, as part of Pledgor’s estate planning, may from time to time desire to gift, transfer or otherwise convey certain of the assets constituting the Collateral and Secured Party hereby consents to same provided that (i) Pledgor is not then in default hereunder or under the Note, and no event which with the passage of time or the giving of notice or both could become an event of default hereunder or under the Note has occurred, and (ii) collateral of equal value is transferred to H&R Block for credit to the Account and the Control Agreement is amended accordingly.

2. OBLIGATIONS SECURED. The assignment, transfer, pledge and security interest granted hereby is to secure: (a) the payment and performance of Pledgor’s obligations to Secured Party as evidenced by that certain Continuing Contract of Guaranty dated as of even date herewith (the “Guaranty”); and (b) the performance of Pledgor’s obligations under this Agreement (all of the foregoing being hereinafter referred to as the “Obligations”).

3. WARRANTIES AND COVENANTS OF PLEDGOR. Pledgor hereby warrants and covenants that:

A. All stock certificates, bonds, receipts, confirmations and other documents in the possession of Pledgor which evidence any of the Collateral described above, or any interest therein, have been, or will be, delivered into the possession of H&R Block for credit to the Account and shall be held by H&R Block as security for the Obligations in accordance with the terms of the Control Agreement. Pledgor hereby agrees to execute any and all documents and notices in addition to this Agreement (including, but not limited to, stock or bond powers or transfer instructions) as may be necessary to effect a transfer of the Collateral to H&R Block for credit to the Account. In the event that the Collateral includes book-entry or other uncertificated securities or instruments, or a quantity of securities which constitute or are part of a fungible bulk of certificated and uncertificated securities, or if Pledgor’s interest in any of the collateral is reflected by entries or notations on the books of a third party (including, but not limited to any issuer, financial intermediary, depository or clearing corporation, Pledgor hereby agrees to execute any and all documents and to do any and all things, including the giving of written instructions to all issuers, depositories, financial intermediaries, clearing corporations or other third parties on whose books or records evidence of ownership of the Collateral is maintained, in order to transfer such securities to H&R Block for credit to the Account and complete, effect, confirm and perfect the security interest therein which is granted hereunder.

B. If Pledgor’s interest in any of the collateral is reflected on the books and records of any issuer, depository, financial intermediary or other third party, such issuer, depository, financial intermediary or third party is hereby authorized and instructed to transfer such Collateral, and all of Pledgor’s right, title and interest therein, to H&R Block for credit to the Account

C. Pledgor agrees to pay promptly all taxes, fees and charges of any kind on the purchase, transfer or ownership of the Collateral, and further agrees that if Pledgor does not, Secured Party is authorized to do so and to add the amount of the same to the Obligations of any Pledgor to Secured Party.

D. Pledgor hereby agrees that the value of the Collateral held in the Account shall at all times be sufficient to support a loan to value ratio of fifty percent (50%) based upon the from time to time outstanding principal balance of the Note. In the event the value of the Collateral does not meet such requirement, Pledgor hereby agrees to cause, substitute or additional collateral to be transferred to H&R Block for credit to the Account so as to comply with this covenant and the Control Agreement is amended accordingly.

4. APPOINTMENT OF AGENTS AND CUSTODIANS; REGISTRATION IN NOMINEE NAME. Secured Party shall have the right to appoint one or more agents or custodians for the purpose of retaining physical possession of the certificates representing or evidencing the Collateral, or for the purpose of being a depository or financial intermediary or agent on whose books or records evidence of any securities that are included within the Collateral is maintained.

5. EVENTS OF DEFAULT; REMEDIES UPON DEFAULT. For purposes of this Agreement, the following shall be Events of Default:

A. any representation made by Pledgor in this Agreement or in any other document or instrument delivered to Secured Party in connection with the Guaranty is untrue in any respect which in the reasonable judgment of Secured Party is material, or any warranty herein by Pledgor is not fulfilled in any material respect;

B. any Guarantor defaults in the due and punctual payment of any amount due under the Guaranty as and when the same becomes due and payable as therein provided, and such default remains uncorrected after any applicable cure period;

C. Pledgor defaults in the due and punctual performance of any of the other covenants or agreements contained in this Agreement, and such default is not remedied to the satisfaction of Secured Party within twenty (20) days after written notice by Secured Party to Pledgor to remedy the same.

D. the occurrence of any other event of default under the Guaranty and such default is not cured within the applicable cure period.

If any Event of Default shall have occurred and be continuing:

A. Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of Missouri at that time (the “Code”), and Secured Party may also, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Secured Party may deem commercially reasonable. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. With respect to any of the Collateral that consists of securities not registered under the securities laws of the United States or any state, Pledgor agrees that it shall be commercially reasonable for Secured Party to sell the Collateral to a buyer who will represent that he is purchasing solely for investment and not with a view to the resale or distribution of such securities, or in such other manner as counsel for Secured Party may require to comply with applicable securities laws.

B. Any cash held by Secured Party as Collateral and all cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Secured Party, be held by Secured Party as collateral for, and/or then or at any time thereafter applied (after payment of any expenses incurred by Secured Party pursuant to Section 5A. above) in whole or in part by Secured Party against, all or any part of the Obligations in such order as Secured Party shall elect. Any surplus of such cash or cash proceeds held by Secured Party and remaining after payment in full of all the Obligations shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

C. The rights and remedies provided to Secured Party under this Agreement are cumulative, and may be exercised singly or concurrently, and are not exclusive of any other rights or remedies provided by law or equity.

6. VOTING RIGHTS, DIVIDENDS, REPLACEMENT OF COLLATERAL.

A. So long as there has not occurred an Event of Default, or any event which with the giving of notice or the lapse of time, or both, would be such an Event of Default, Pledgor shall be entitled to exercise any and all voting rights and powers relating or pertaining to the Collateral or any part thereof for any purpose consistent with the terms of this Agreement.

B. So long as there has not occurred an Event of Default, or an event which with the giving of notice or the lapse of time, or both, would be such an Event of Default, Pledgor shall be entitled to receive and retain any and all cash dividends and distributions, if any, paid on the Collateral. Any and all stock and/or liquidating dividends, distributions in property, redemptions or other distributions made on or in respect of the Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the issuer thereof or received in exchange for Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which issuer or Pledgor may be a party or otherwise, and any and all cash and other property received in payment of the principal of or in redemption of or in exchange for any Collateral (either as maturity, upon call for redemption or otherwise), shall become part of the Collateral and, if received by Pledgor, shall be held in trust for the benefit of Secured Party and shall forthwith be delivered to Secured Party or it designated agent or nominee (accompanied by proper instruments of assignment and/or stock powers executed by Pledgor in accordance with Secured Party’s instructions) to be held subject to the terms of this Agreement.

C. Upon the occurrence of any Event of Default, or any event which with the giving of notice or the lapse of time, or both, would be such an Event of Default, at the option of Secured Party: (i) all rights of Pledgor to exercise or refrain from exercising, the voting rights and powers which Pledgor is entitled to exercise, pursuant to Section 6.A. above, shall cease, and all such rights shall thereupon be become vested in Secured Party, which shall have the sole and exclusive right and authority to exercise, or refrain from exercising, such voting and/or consensual rights and powers; and (ii) the Secured Party shall receive and be entitled to retain any and all cash dividends and distributions, if any, paid in respect of the Collateral. Any and all money and other property paid over to or received by the Secured Party, pursuant to the provisions of this Section or Section 6.B. above, shall be retained by the Secured Party as part of the Collateral and be governed by, and applied in accordance with, the provisions hereof.

7. SECURED PARTY APPOINTED ATTORNEY-IN-FACT. Pledgor hereby appoints Secured Party as Pledgor’s attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which Secured Party may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Secured Party shall, to the extent permitted under Section 4 hereof, have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to Pledgor representing any dividend, interest payment or other distribution payable or distributable in respect of the Collateral or any part thereof and to give full discharge for the same.

8. MISCELLANEOUS.

A. No Waiver. No failure on the part of Secured Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy by Secured Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and not exclusive of any other remedies provided by law. Secured Party may extend or renew the Obligations, and grant releases, compromises or indulgences with respect to the Obligations or any extension or renewal thereof or any security therefor or to any obligor hereunder or thereunder, and no such action shall impair Secured Party’s rights hereunder.

B. Termination. This Agreement shall terminate when the Obligations have been fully performed and paid and when Secured Party has no obligation to extend credit or make payments to or for the benefit of Pledgor, at which time Secured Party shall release, reassign and re-deliver (or cause to be so released, reassigned and re-delivered) to Pledgor, without recourse or warranty and at the expense of Pledgor against receipt, such of the Collateral (if any) as shall not have been sold or otherwise applied by Secured Party pursuant to the terms hereof and which is still held by Secured Party hereunder together with appropriate instruments of reassignment and release.

C. Addresses for Notices. All notices, requests, demands, directors and other communications provided for hereunder shall be in writing and shall be mailed, telefaxed, telegraphed, sent by overnight mail or hand delivered to the applicable party at the addresses indicated below:

If to Pledgor:	Dennis L. Ryll, M.D.
2595 Red Springs Drive
Las Vegas, Nevada 89135-1512

and	Dennis L. Ryll, M.D.
1029 Speckledwood Manor Court
Chesterfield, Missouri 63017

If to Secured Party:	Missouri State Bank and Trust Company
12452 Olive Street Road
Creve Coeur, Missouri 63141
Attention: Kurt Kientzle

or, as to either party, to such other address as such party shall specify by a notice in writing to the other party.

D. Further Assurances. Pledgor agrees to do such further acts and things, and to execute and deliver such additional instructions, conveyances, assignments, agreements and instruments, as Secured Party may at any time reasonably request in connection with the administration or enforcement of this Agreement (including, without limitation, to aid Secured Party in the transfer of, or perfection of a security interest in, or the sale of, all or any part of the Collateral) or related to the Collateral or any part thereof or in order to better assure and confirm unto Secured Party its rights, powers and remedies hereunder. Pledgor hereby consents and agrees that the issuer of the Collateral, or any register or transfer agent for any of the Collateral, shall be entitled to accept the provisions hereof as conclusive evidence of the right of Secured Party to effect any transfer pursuant hereto, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by Pledgor or any other person to such issuer or to any such registrar or transfer agent.

E. Binding Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns, except that Pledgor shall not be permitted to assign this Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by Secured Party as Collateral under this Agreement.

F. Governing Law; Amendments. This Agreement shall be governed by the laws of the State of Missouri. No provision of this Agreement may be amended, waived or modified, nor may any of the Collateral be released, unless specifically provided for herein, except in writing, signed by Secured Party.

G. Headings. Paragraph headings used herein are for convenience only and shall not affect the construction of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PLEDGOR:

Dennis L. Ryll

SECURED PARTY:

MISSOURI STATE BANK AND TRUST COMPANY

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Name:
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